MANAGEMENT'S ASSERTION OF COMPLIANCE WITH APPLICABLE SERVICING CRITERIA

PURSUANT TO ITEM 1122 OF REGULATION AB

Management of Berkeley Point Capital LLC d/b/a Newmark (“Newmark”) is responsible for assessing compliance with the applicable servicing criteria set forth in Item 1122(d) of Regulation AB of the Securities and Exchange Commission (“SEC”) relating to its role in the servicing of commercial mortgage- backed securities transactions conducted by Newmark (the "Platform") as of and for the year ended December 31, 2025 (the "Reporting Period"). Appendix A identifies the individual asset-backed transactions and securities defined by management as constituting the Platform.

Newmark's management has assessed Newmark's compliance with the applicable servicing criteria during the Reporting Period. In making this assessment, management used the criteria set forth by the "SEC" in paragraph (d) of Item 1122 of Regulation AB, excluding the criteria set forth in Appendix B, which management has determined are not applicable to the servicing activities it performs with respect to the Platform.

With respect to applicable servicing criteria identified in Appendix C, there were no activities performed for the Reporting Period with respect to the Platform, because there was no occurrence of events that would require Newmark to perform such activities.

With respect to servicing criteria 1122(d)(2)(vi), management engaged PNC Bank, National Association (“PNC”) to perform activities required by the servicing criteria. Newmark’s management has determined that PNC is not a “servicer” as defined in Item 1101(j) of Regulation AB, and Newmark’s management has elected to take responsibility for assessing compliance with the servicing criteria applicable to PNC as permitted by the SEC’s Compliance and Disclosure Interpretation (“C&DI”) 200.06, Vendors Engaged by Servicers (C&DI 200.06) (formerly SEC Regulation AB Manual of Publicly Available Telephone Interpretations, 17.06). Management has policies and procedures in place designed to provide reasonable assurance that PNC’s activities comply in all material respects with the servicing criteria applicable to PNC. Newmark has not identified and is not aware of any material instances of noncompliance by PNC with the applicable servicing criteria during the Reporting Period, with respect to the Platform taken as a whole, nor has it identified any material deficiencies in its policies and procedures to monitor the compliance by PNC with the applicable servicing criteria during the Reporting Period with respect to the Platform taken as a whole. Newmark is solely responsible for determining that it meets the SEC requirements to apply C&DI 200.06 for PNC and the related criteria.

Based on such assessment, management believes that with respect to the Reporting Period, Newmark has complied in all material respects with the applicable servicing criteria relating to its role in the servicing of the Platform.

Ernst and Young LLP, an independent registered public accounting firm, has issued an attestation report with respect to management's assertion of compliance with the applicable servicing criteria with respect to the Reporting Period.

By: Berkeley Point Capital LLC d/b/a Newmark

/s/ Ronald Steffenino Ronald Steffenino Vice Chairman	February 23, 2026 Date

/s/ Michael Rispoli Michael Rispoli Chief Financial Officer	February 23, 2026

Appendix A to Management's Assertion

COMM 2015-LC19 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2015-CCRE 23 Commercial Mortgage Pass-Through Certificates Series 2015-CCRE23

GS Mortgage Securities Trust 2015-GC30 Commercial Mortgage Pass-Through Certificates Series 2015-GC30

COMM 2015 LC21 Commercial Mortgage Pass-Through Certificates Series 2015-LC21

COMM 2015-CCRE24 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2015-CCRE26 Mortgage Trust Commercial Mortgage Pass-Through Certificates

COMM 2015 CCRE27 Mortgage Trust Commercial Mortgage Pass-Through Certificates

GS Mortgage Securities Trust 2015-GC34 Commercial Mortgage Pass-Through Certificates Series 2015-GC34

COMM 2015-LC23 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2015-LC23

CFCRE 2016-C3 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2016-C3

CFCRE 2016-C4 Mortgage Trust Commercial Mortgage Pass-through Certificates, Series 2016-C4

CGCMT 2016-C1 Commercial Mortgage Pass-through Certificates, Series 2016-C1

CFCRE 2016-C6 Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2016-C6

CGCMT 2016-C3, Commercial Mortgage Pass-through Certificates, Series 2016-C3

CFCRE 2016-C7 Commercial Mortgage Pass-Through Certificates

CFCRE 2017-C8 Mortgage Trust Commercial Mortgage Pass-Through Certificates, Series 2017-C8

UBS Commercial Mortgage Trust 2017-C4 Commercial Mortgage Pass-Through Certificates Series 2017-C4

CGCMT Trust 2017-C4 Commercial Mortgage Pass-Through Certificates Series 2017-C4

CCUBS Commercial Mortgage Trust 2017-C1 Commercial Mortgage Pass-Through Certificates Series 2017-C1

UBS Commercial Mortgage Trust 2017-C6 Commercial Mortgage Pass-Through Certificates Series 2017-C6

Benchmark 2018-B3 commercial Mortgage Pass-Through Certificates Series 2018-B3

UBS Commercial Mortgage Trust 2018-C8 Commercial Mortgage Pass-Through Certificates Series 2018-C8

UBS Commercial Mortgage Trust 2018 C9

UBS Commercial Mortgage Trust 2018-C10 Commercial Mortgage Pass-through Certificates, Series 2018-C10 UBS

Commercial Mortgage Trust 2018-C12 Commercial Mortgage Pass-Through Certificates, Series 2018-C12

Morgan Stanley Capital, I Trust 2018-L1l Commercial Mortgage Pass-Through Certificates, Series 2018-L1

Morgan Stanley Capital, I Trust 2018 H4 Commercial Mortgage Pass-Through Series 2018 H4

BBCMS Mortgage Trust 2018 C2 Commercial Mortgage Pass-Through Certificates, Series 2018-C2

Morgan Stanley Capital, I Trust 2019 L2 Commercial Mortgage Pass-Through Certificates Series 2019-L2 CF 2019 CF1

Mortgage Trust Commercial Mortgage Pass-Through Certificates Series 2019-CF1

Appendix B to Management's Assertion

Regulation AB Item1122(d) criteria determined to be not applicable:

•         1122(d)(1)(iii)

•         1122(d)(2)(ii)

•         1122(d)(2)(iii)

•         1122(d)(3)(i)

•         1122(d)(3)(ii)

•         1122(d)(3)(iii)

•         1122(d)(3)(iv)

•         1122(d)(4)(ii)

•         1122(d)(4)(vii)

•         1122{d)(4)(xv)

Appendix C to Management's Assertion

Regulation AB Item 1122(d) criteria that Newmark is under contract to perform the activities required but for which there were no occurrences of events for the year ending December 31, 2025, that required them to be performed such activities.

•         1122(d)(4)(viii)

•         1122(d)(4)(ix)

•         1122(d)(4)(xii)

•         1122(d)(4)(xiv)

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